              As filed with the Securities and Exchange Commission
                               on August 9, 2000

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 Containing a Reoffer Prospectus Prepared In Accordance With Part I of Form S-3

                               CAMINUS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                         DELAWARE                                                 13-4081739
             (State or Other Jurisdiction of                                   (I.R.S. Employer
               Incorporation or Organization)                               Identification Number)

                     747 THIRD AVENUE
                    NEW YORK, NEW YORK                                               10017
         (Address of Principal Executive Offices)                                 (Zip Code)

                              --------------------

                      DAVID M. STONER EMPLOYMENT AGREEMENT
                            (Full Title of the Plan)

                              --------------------

                                 DAVID M. STONER
                               CAMINUS CORPORATION
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                     (Name and Address of Agent For Service)
                                 (212) 888-3600
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------

                                    Copy to:
                              JAMES R. BURKE, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000

                              --------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

================================================================================

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO       AMOUNT TO BE         PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     BE REGISTERED            REGISTERED         OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION FEE
                                                        SHARE                  PRICE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par        430,140(1)              $17.66(2)           $7,596,272.40(2)           $2,005.42
value
--------------------------------------------------------------------------------------------------------------------

(1) All such shares are issued and outstanding and available for resale hereunder.
(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on August 8, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 which relates to the Registrant's Common Stock issued to David M. Stoner, an officer of the Registrant, pursuant to his employment agreement dated October 21, 1998. This Registration Statement also includes a Prospectus prepared in accordance with the requirements of Part I of Form S-3 which relates to the reoffer or resale by such officer of the shares of the Registrant's Common Stock covered by the Prospectus prepared in accordance with the requirements of Form S-8.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to Mr. Stoner pursuant to Rule 428(b)(1) of the Securities Act of 1933. The information required by Part I of Form S-3 relating to the 430,140 shares registered hereunder for reoffer or resale pursuant to General Instruction C of Form S-8 is included in the Reoffer Prospectus filed together with this Registration Statement.

REOFFER PROSPECTUS

                               CAMINUS CORPORATION

                            -------------------------

                         430,140 SHARES OF COMMON STOCK

                           --------------------------

         The 430,140 shares of our common stock covered by this prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of the selling stockholder, who is one of our affiliates, or any of the selling stockholder's permitted transferees. A permitted transferee is a family member who has acquired the shares of common stock from the selling stockholder through a gift or domestic relations order and without paying value for the shares.

         The shares were issued to the selling stockholder in connection with an employment agreement dated October 21, 1998.

         We will not receive any of the proceeds from the sale of the shares by the selling stockholder or his permitted transferees.

         The selling stockholder or his permitted transferees may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

         Our common stock is traded on the Nasdaq National Market under the symbol "CAMZ."

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is August 9, 2000.

                               CAMINUS CORPORATION

         Caminus Corporation is a leading provider of software solutions and strategic consulting services to participants in energy markets throughout North America and Europe, including utilities, electrical power generating companies, energy marketers, electric power pools, gas producers, processors and pipelines. We offer a suite of software solutions and associated services to enable energy market participants to manage complex risk scenarios and effectively trade and manage energy transactions, addressing multiple types of risk and energy commodities, such as electric power, natural gas, crude oil and coal, across varied geographies. In addition, our strategic consulting practice, which is one of the leading consulting organizations in the European energy industry, provides energy market participants with strategic advice regarding where to compete and how to compete. Our team of subject matter experts provides strategic advice on long-term energy investment decisions, including decisions relating to the appropriate use of energy assets and the most effective operating strategies in deregulating energy markets. Our principal offices are located at 747 Third Avenue, New York, New York 10017, and our telephone number is (212) 888-3600.

                                  RISK FACTORS

         In addition to the other information in this prospectus, the following factors should be considered carefully in evaluating the investment in the shares of our common stock offered by this prospectus.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED HISTORY AS A COMBINED OPERATING ENTITY THAT PROVIDES BOTH SOFTWARE SOLUTIONS AND STRATEGIC CONSULTING SERVICES, AND WE MAY FACE DIFFICULTIES ENCOUNTERED BY RECENTLY COMBINED COMPANIES THAT OPERATE IN DIFFERENT GEOGRAPHIC REGIONS AND PROVIDE VARIED PRODUCTS AND SERVICES

         In April 1998, we were organized as a limited liability company for the purpose of acquiring Zai*Net Software, L.P., a software company based in New York, and Caminus Limited, a strategic consulting practice based in Cambridge, England. Accordingly, we have a limited history of combined operations and may face difficulties encountered by recently combined companies that operate in different geographic regions and provide varied products and services, especially in rapidly evolving markets such as the energy market.

WE EXPECT OUR RESULTS OF OPERATIONS TO FLUCTUATE AND THE PRICE OF OUR COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS

         Our revenues and results of operation have fluctuated in the past and may vary from quarter to quarter in the future. If our quarterly results fall below the expectations of securities analysts, the price of our common stock could fall. A number of factors, many of which are outside our control, may cause variations in our results of operations, including:

         - demand for our software solutions and strategic consulting services

         -    the timing and recognition of sales of our products and services

         - unexpected delays in developing and introducing new products and services

         - increased expenses, whether related to sales and marketing, product development or administration

         - changes in the rapidly evolving market for products and services in the energy industry

         -    the mix of revenues derived from products and services

         -    the hiring, retention and utilization of personnel

         -    the mix of domestic and international revenues

         - costs related to possible acquisitions of technologies or businesses

         -    general economic factors

         - changes in the revenue recognition policies required by generally accepted accounting principles

         Accordingly, we believe that quarter-to-quarter comparisons of our results of operations are not necessarily meaningful. You should not rely on the results of one quarter as an indication of our future performance.

         A substantial portion of our operating expenses is related to personnel costs, marketing programs and overhead, which cannot be adjusted quickly and are therefore relatively fixed in the short term. Our operating expense levels are based, in significant part, on our expectations of future revenues on a quarterly basis. As a result, if revenues for a particular quarter are below our expectations, we may not be able to reduce operating expenses proportionately for that quarter, and therefore this revenue shortfall would have a disproportionately negative effect on our operating results and cash flows for that quarter.

         In addition, we plan to increase our operating expenses to expand our sales and marketing operations, fund greater levels of research and development, broaden strategic consulting and software services and improve our operational and financial systems. If our revenues do not increase as quickly as these expenses, our results of operations and cash flows may suffer and our stock price may decline.

OUR LENGTHY SALES CYCLE MAKES IT DIFFICULT TO PREDICT OUR QUARTERLY RESULTS AND THE PRICE OF COMMON STOCK COULD FALL IF QUARTERLY RESULTS ARE LOWER THAN THE EXPECTATIONS OF SECURITIES ANALYSTS

         Our long sales cycle, which can range from five to six months or more, makes it difficult to predict the quarter in which sales may occur or revenues may be recognized. Our sales cycle varies depending on the size and type of customer considering a purchase and whether we have conducted business with a potential customer in the past. These potential customers frequently need to obtain internal approvals from multiple decision makers prior to making purchase decisions. Delays in sales could cause significant variability in our revenues and results of operations for any particular period. If our quarterly results and cash flows fall below the expectations of securities analysts, our stock price may decline.

A LIMITED NUMBER OF CUSTOMERS MAY ACCOUNT FOR A SIGNIFICANT PERCENTAGE OF OUR REVENUES, WHICH MAY DECLINE IF WE CANNOT KEEP OR REPLACE THESE CUSTOMER RELATIONSHIPS

         As our business has grown, the size of our license agreements has increased. Accordingly, we anticipate that our results of operations in any given period may depend to a significant extent upon revenues from a small number of customers. In addition, we anticipate that such customers will continue to vary over time, so that the achievement of our long-term goals will require us to obtain additional significant customers on an ongoing basis. Our failure to enter into a sufficient number of large licensing agreements during a particular period could have a significant adverse effect on our revenues.

WE MAY NOT BE ABLE TO OBTAIN OR SUSTAIN MARKET ACCEPTANCE FOR OUR PRODUCTS AND SERVICES

         Because the market for products and services in the energy industry is rapidly evolving, a viable market for our products and services may not be sustainable. We may not be able to continue to develop products and services that serve the changing needs of energy market participants in this evolving market. Organizations that have already invested substantial resources in proprietary or other third-party solutions for buying, selling or trading energy assets may be reluctant or slow to adopt a new approach that may replace, limit or compete with their existing systems. These factors could inhibit the market's acceptance of our products and services in particular.

THE MARKET FOR PRODUCTS AND SERVICES IN THE ENERGY INDUSTRY IS COMPETITIVE, AND WE EXPECT COMPETITION TO INTENSIFY IN THE FUTURE; WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY

         The market for products and services in the energy industry is competitive, and we expect competition to intensify in the future as participants in the energy industry try to respond to increasing deregulation. Our primary competition currently comes from internal development efforts of energy participants for internal use or for sale to other market participants, vendors of software solutions and providers of strategic consulting services.

         Some of our current and many of our potential competitors have or may have longer operating histories and significantly greater financial, technical, marketing and other resources than we do, and may be able to respond more quickly than we can to new or changing opportunities, technologies and customer requirements. Also, our current and potential competitors have or may have greater name recognition and more extensive customer bases that they can leverage to gain promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can. In addition, our current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their products and services and expand their markets. Accordingly, new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition could result in price reductions, reduced revenues and the loss of customers, which could result in increased losses or reduced profits.

WE MAY NOT BE ABLE TO SUFFICIENTLY EXPAND OUR SALES AND DISTRIBUTION CAPABILITIES AND STRATEGIC CONSULTING SERVICES IN ORDER TO INCREASE MARKET AWARENESS OF OUR PRODUCTS AND SERVICES AND INCREASE OUR REVENUES

         We must expand our direct sales operations and strategic consulting services in order to increase market awareness of our products and services and generate increased revenues. We require sales and consulting personnel with significant subject matter expertise in the energy industry. We may not be able to hire a sufficient number of sales and consulting personnel in a timely, cost-effective manner. Moreover, our strategic consulting operations are currently based in Europe, and we may encounter significant start-up costs in connection with establishing strategic consulting operations in the United States.

OUR REVENUES ARE SUBSTANTIALLY DEPENDENT UPON SALES OF A LIMITED NUMBER OF SOFTWARE PRODUCTS AND RELATED SERVICES

         Factors adversely affecting the pricing of or demand for our products and services, such as competition or technological change, could have a material adverse effect of our business, financial condition and results of operations. To date, a significant percentage of our revenues has come from licensing our Zai*Net Manager, Zai*Net Risk Analytics, Zai*Net Physicals and Zai*Net Models software and providing related services. We currently expect that these activities will account for a significant percentage of our revenues for the foreseeable future. Our future financial performance will depend, in large part, on the continued market acceptance of our existing products and the successful development, introduction and customer acceptance of new or enhanced versions of our software products and services, including the end-to-end energy software solution that we are developing with ABB Energy Information Systems. We may not be successful in developing and marketing our Zai*Net Manager, Zai*Net Analytics, Zai*Net Physicals and Zai*Net Models software.

WE MAY NOT BE ABLE TO MANAGE OUR EXPANDING OPERATIONS

         Rapid growth in numerous geographic regions has placed and will continue to place a significant demand on our management, financial and operational resources. Such demands have already required us and may require us in the future to engage third-party resources over which we have limited control to assist us in implementing our growth strategy. We intend to continue to expand our U.S. and international operations in the foreseeable future to pursue existing and potential market opportunities and to support our growing customer base. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely and cost-effective basis. If we fail to improve our operational systems in a timely and cost-effective manner, we could experience customer dissatisfaction, cost inefficiencies and lost revenue opportunities.

WE FACE RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS AND PLANS FOR
EXPANSION

         One of our key strategies is to continue to expand our international operations and sales and marketing efforts. If we are unsuccessful, we may lose customers that operate globally, which will adversely affect our results of operations. In addition, international operations are subject to inherent risks that may limit our international expansion or cause us to incur significant costs to compete effectively in international markets. These include:

     -   the need to comply with the laws and regulations of different countries

     - difficulties in enforcing contractual obligations and intellectual property rights in some countries

     -   difficulties and costs of staffing and managing foreign operations

     - fluctuations in currency exchange rates and the imposition of exchange or price controls or other restrictions on the conversion of foreign currencies

     - difficulties in collecting international accounts receivable and the existence of potentially longer payment cycles

     -   language and cultural differences

     -   local economic conditions in foreign markets


WE MAY NOT BE ABLE TO INTEGRATE THE OPERATIONS FROM OUR RECENT AND FUTURE ACQUISITIONS

         As part of our business strategy, we have completed and expect to enter into additional business combinations and acquisitions, such as our July 1999 acquisition of DC Systems, Inc.

         Acquisition transactions are accompanied by a number of risks, including, among other things:

     - the difficulty of assimilating the operations and personnel of the acquired companies

     -   the potential disruption of our ongoing business

     - expenses associated with the transactions, including expenses associated with amortization of acquired intangible assets

     -   the potential unknown liabilities associated with acquired business

IF NEW MEMBERS OF OUR SENIOR MANAGEMENT ARE NOT SUCCESSFULLY INTEGRATED WITH OUR MANAGEMENT TEAM, WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR BUSINESS

         Several members of our senior management recently joined us and have not previously worked together. David M. Stoner, our chief executive officer, joined us in October 1998, and Mark A. Herman, our chief financial officer, joined us in February 1999. In addition, two of our founders, Nigel L. Evans, our senior vice president and head of European operations, and Brian J. Scanlan, our chief technology officer, have been working together only since our acquisitions of Caminus Limited and Zai*Net Software, L.P. in May 1998. As a result, our senior managers are still becoming integrated as a management team and may not work effectively as a team to successfully manage our business.

IF WE FAIL TO ADAPT TO RAPID CHANGES IN THE ENERGY MARKET, OUR EXISTING PRODUCTS COULD BECOME OBSOLETE

         The market for our products is marked by rapid changes in the regulatory environment, new product introductions and related technology enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. We may not be able to successfully develop and market new products or product enhancements that comply with present or emerging technology standards. Also, any new regulation or technology standard could increase our cost of doing business.

         New products based on new technologies or new industry standards could render our existing products obsolete and unmarketable. To succeed, we will need to enhance our current products and develop new products on a timely basis to keep pace with developments related to the energy market and to satisfy the increasingly sophisticated requirement of customers. Software addressing the trading and management of energy assets is complex and can be expensive to develop, and new products and product enhancements can require long development and testing periods. Any delays in developing and releasing enhanced or new products could cause us to lose revenue opportunities and customers and could increase the cost of doing business.

OUR SOFTWARE PRODUCTS MAY CONTAIN ERRORS OR DEFECTS THAT COULD RESULT IN LOST REVENUES, DELAYED OR LIMITED MARKET ACCEPTANCE OR PRODUCT LIABILITY CLAIMS WITH SUBSTANTIAL LITIGATION COSTS

         Complex software products such as ours often contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Despite internal testing and testing by customers, our current and future products may contain serious defects. Serious defects or errors could result in lost revenues or a delay in market acceptance.

         Because our customers use our products for critical business applications, errors, defects or other performance problems could result in damage to our customers. They could seek significant compensation for losses from us. Although our license agreements typically contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decision could negate these limitations. Even if not successful, a product liability claim brought against us would likely be costly and time-consuming, which would require our management to spend time defending the claim rather than operating our business.

UNAUTHORIZED PARTIES MAY OBTAIN AND PROFIT FROM OUR SOFTWARE, DOCUMENTATION AND OTHER PROPRIETARY INFORMATION

         We seek to protect the source code for our proprietary software both as a trade secret and as a copyrighted work. Our policy is to enter into confidentiality agreements with our employees, consultants, vendors and customers and to control access to our software, documentation and other proprietary information.

         Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our software products exists, such piracy can be expected to be a persistent problem, particularly in international markets where the laws of foreign countries are not as protective as they are in the U.S. Our trade secrets or confidentiality agreements may not provide meaningful protection of our proprietary information. We are aware of competitors that offer similar functionality in their products. We can provide no assurance that others will not independently develop similar technologies or duplicate any technology developed by us.

         We rely on outside licensors for technology that is incorporated into and is necessary for the operation of our products. Our success will depend in part on our continued ability to have access to such technologies that are or may become important to the functionality of our products.

OTHERS MAY CLAIM THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH MAY LIMIT OUR ABILITY TO CONDUCT OUR BUSINESS

         As the number of software products in the energy industry increases and the functionality of products from different software developers further overlaps, software developers and publishers may increasingly become subject to claims of infringement or misappropriation of the intellectual property or proprietary rights of others. Although we are not currently subject to any claims of infringement, third parties may assert infringement or misappropriation claims against us in the future with respect to current or future products. Further, we may be subject to additional risks as we enter into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of our rights may be ineffective in such countries, and technology developed in such countries may not be protectable in jurisdictions where protection is ordinarily available. In addition, we are obligated to indemnify customers against claims that we infringe the intellectual property rights of third parties. The results of any intellectual property litigation to which we might become a party may force us to do one or more of the following:

     - cease selling or using products or services that incorporate the challenged intellectual property

     - obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology

     -   redesign those products or services to avoid infringement

     -   refund license fees that we have previously received


OUR BUSINESS MAY BE HARMED IF WE LOSE THE SERVICES OF DAVID STONER, BRIAN SCANLAN, NIGEL EVANS OR OTHER KEY EMPLOYEES

         Our success depends largely on the skills, experience and performance of key employees, particularly David Stoner, our chief executive officer, and Brian Scanlan and Nigel Evans, two of our founders. These employees have significant expertise in the energy industry and would be difficult to replace. Our employment agreements with Messrs. Stoner and Scanlan and Dr. Evans expire in 2001. If we lose one or more of our key employees, our business could be harmed.

IF WE FAIL TO CONTINUE TO ATTRACT AND RETAIN PERSONNEL WITH SALES EXPERIENCE, SOFTWARE DEVELOPMENT SKILLS AND SUBJECT MATTER EXPERTISE IN THE ENERGY MARKET, OUR BUSINESS MAY BE HARMED

         Our future success will depend in large part on our ability to continue attracting and retaining highly skilled personnel, particularly salespeople, software developers and consultants who are both experts in their particular fields and have strong customer relationship skills. In particular, the number of people with significant knowledge about evolving energy markets is limited. Newly hired employees will require training and it will take time for them to achieve full productivity. We face intense competition in recruiting and may not be able to hire enough qualified individuals in the future, and newly hired employees may not achieve necessary levels of productivity.

WE MAY NEED ADDITIONAL FINANCING WHICH COULD BE DIFFICULT TO OBTAIN AND WHICH COULD DILUTE YOUR OWNERSHIP INTEREST OR THE VALUE OF YOUR SHARES

         We intend to grow our business rapidly and may require significant external financing in the future. Obtaining additional financing will be subject to a number of factors, including:

     -   market conditions

     -   our operating performance

     - investor sentiment, particularly with respect to the emerging energy market

         These factors may make the timing, amount, terms and conditions of additional financing unattractive for us. If we are unable to raise capital to fund our operations, we may not be able to successfully grow our business.

         If we raise additional funds through the sale of equity or convertible debt securities, your percentage ownership will be reduced. In addition, these transactions may dilute the value of our outstanding stock. We may have to issue securities that have rights, preferences and privileges senior to our common stock.

                      RISKS RELATED TO THE ENERGY INDUSTRY

OUR PERFORMANCE WILL DEPEND ON THE CONTINUED GROWTH IN DEMAND FOR ENERGY PRODUCTS AND SERVICES

         Our future success depends heavily on the continued growth in demand for energy products and services, which is difficult to predict. If demand for energy products and services does not continue to grow or grows more slowly than expected, demand for our products and services will be reduced. Because a substantial portion of our operating expenses is fixed in the short term, any unanticipated reduction in demand for our products and services would negatively impact our operating results. Utilities and other businesses may be slow to adapt to changes in the energy marketplace or be satisfied with existing services and solutions. This would cause there to be less demand for our products and services than we currently expect. The market for energy trading software and solutions that address the deregulating energy industry is relatively new, and potential customers may wait for widespread adoption of products before making purchase commitments. Even if there is significant market acceptance of products and services for the energy industry, we may incur substantial expenses adapting our solutions to changing or emerging technologies.

THE GLOBAL ENERGY INDUSTRY IS SUBJECT TO EXTENSIVE AND VARIED GOVERNMENTAL REGULATIONS, AND OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO SUCCESSFULLY DEVELOP PRODUCTS AND SERVICES THAT ADDRESS NUMEROUS AND RAPIDLY CHANGING REGULATORY REGIMES

         Although the global energy industry is becoming increasingly deregulated, the energy industry, which includes utilities, producers, energy marketers, processors, storage operators, distributors, marketers, pipelines and others, is still subject to extensive and varied local, national and regional regulation. If we are unable to design and develop software solutions and strategic consulting services that address the numerous and changing regulatory requirements, or fail to alter our products and services rapidly enough, our customers or potential customers may not purchase our products and services.

OUR FINANCIAL SUCCESS IS CLOSELY LINKED TO THE HEALTH OF THE ENERGY INDUSTRY

         We currently derive substantially all of our revenues from licensing our software and providing strategic consulting services to participants in the energy industry. Our customers include a number of organizations in the energy industry, and the success of these customers is linked to the health of the energy market. In addition, because of the capital expenditures required in connection with investing in our products and services, we believe that demand for our products and services could be disproportionately affected by fluctuations, disruptions, instability or downturns in the energy market, which may cause customers and potential customers to leave the industry or delay, cancel or reduce any planned expenditures for our software products and related strategic consulting services.

PROJECTIONS INCORPORATED INTO THIS PROSPECTUS RELATING TO THE GROWTH OF THE ENERGY INDUSTRY ARE BASED ON ASSUMPTIONS THAT COULD TURN OUT TO BE INCORRECT AND ACTUAL RESULTS COULD BE MATERIALLY DIFFERENT FROM THE PROJECTIONS

         Documents incorporated into this prospectus contain various data and projections related to revenues generated by the market for products and services to the energy industry. These projections include assumptions regarding the expected growth in information technology spending by energy market participants. Actual results or circumstances may be materially different from the projections. This could reduce our revenues and adversely affect anticipated demand for our products and services. These data and projections are inherently imprecise, and you should not place undue reliance on them.

                           RISKS RELATED TO OUR STOCK

OUR STOCK PRICE MAY BE VOLATILE

          Fluctuations in market price and volume are particularly common among technology companies. The market price of our common stock may fluctuate significantly in response to the following factors, some of which are beyond our control:

     -   variations in quarterly operating results

     - announcements, by us or our competitors, of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments

     -   additions or departures of key personnel

     -   future sales of common stock

     -   changes in financial estimates by securities analysts

     -   loss of a major customer


WE MAY INCUR SIGNIFICANT COSTS FROM CLASS ACTION LITIGATION

         In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its stock. Such volatility has been particularly common in technology companies. We may in the future be the target of securities litigation. Securities litigation could result in substantial costs and divert management's attention and resources.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER DOCUMENTS AND DELAWARE LAW COULD PREVENT OR DELAY A CHANGE IN CONTROL OF US

         Certain provisions of our certificate of incorporation and by-laws may discourage, delay or prevent a merger, acquisition or other change in control, even if the change in control would be beneficial to stockholders. Any of these provisions could reduce the market price of our common stock. These provisions include:

     - providing for a classified board of directors with staggered, three-year terms

     -   limiting the persons who may call special meetings of stockholders

     -   prohibiting stockholder action by written consent

     - establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings

         We are subject to the provision of Section 203 of the General Corporation Law of Delaware. Section 203 will prohibit us from engaging in certain business combinations, unless the business combination is approved in a prescribed manner. Accordingly, Section 203 may discourage, delay or prevent someone from acquiring or merging with us.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

         This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares being offered hereby.

         The selling stockholder, or a permitted transferee who may be selling shares of common stock under this prospectus, will pay any underwriting discounts and commissions and expenses incurred by him for brokerage, accounting, tax or legal services or any other expenses incurred by him in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our accountants.

                             THE SELLING STOCKHOLDER

         This prospectus relates to possible sales by David M. Stoner, our chief executive officer, president and director, of the shares, which were issued to him pursuant to his employment agreement, dated October 21, 1998.

    As of the date of this prospectus, Mr. Stoner beneficially owned 454,389 shares of our common stock, of which 430,140 are available for resale hereunder. Mr. Stoner's holdings represent approximately 3.0% of the issued and outstanding shares of our common stock as of the date of this prospectus.

         We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of this offering.

                              PLAN OF DISTRIBUTION

                  The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. This prospectus also covers sales by permitted transferees of the selling stockholder. A permitted transferee is a family member who has acquired the shares of common stock from the selling stockholder through a gift or domestic relations order and without paying value for the shares. A family member includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the selling stockholder) control the management of assets, and any other entity in which these persons (or the selling stockholder) own more than fifty percent of the voting interests. The term "selling stockholder" hereafter includes permitted transferees.

         The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell his shares by one or more of, or a combination of, the following methods:

         - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         - block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

         -    in privately negotiated transactions; and

         -    in options transactions.

         In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

         To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

         In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

         In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholder and his affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

         We have been advised by the selling stockholder that he has not, as of the date hereof, made any arrangements relating to the distribution of the shares.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                     EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Caminus Corporation for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

   INCORPORATION OF IMPORTANT BUSINESS AND FINANCIAL INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supercedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all of the shares covered by this prospectus.

         (1)  Our Annual Report on Form 10-K for the year ended December 31,
              1999;

         (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3)  Our Current Report on Form 8-K dated May 19, 2000;

         (4)  Our Current Report on Form 8-K dated June 8, 2000;

         (5) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

         (6) The description of our common stock contained in our registration statement on Form 8-A filed November 15, 1999.

You may request a copy of these documents, which will be provided to you at no cost, by contacting Caminus Corporation, Attention: Chief Financial Officer, 747 Third Avenue, New York, New York 10017, telephone: (212) 888-3600.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our certificate of incorporation provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Our certificate of incorporation provides that a director or officer
(a) shall be indemnified by us against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in our right) brought against him by virtue of his position as our director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in our right brought against him by virtue of his position as our director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of our determination that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

         Our certificate of incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We presently have directors and officers liability insurance for the benefit of our directors and certain of our officers.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Caminus Corporation.......................................................................................................2

Risk Factors..............................................................................................................2

Use of Proceeds..........................................................................................................12

Selling Stockholder......................................................................................................13

Plan of Distribution.....................................................................................................13

Legal Matters............................................................................................................15

Experts..................................................................................................................15

Where You Can Find More Information......................................................................................15

Incorporation of Important Business and Financial Information by Reference...............................................16

Indemnification of Officers and Directors................................................................................16


         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR BY ANY OTHER PERSON DEEMED TO BE AN UNDERWRITER. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR BUSINESS OR AFFAIRS SINCE THE DATE HEREOF OR THE DATES AS OF WHICH INFORMATION IS SET FORTH HEREIN.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

         The documents listed below, which are on file with the SEC, are incorporated herein by reference:

         (1)  Our Annual Report on Form 10-K for the year ended December 31,
              1999;

         (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (3)  Our Current Report on Form 8-K dated May 19, 2000;

         (4)  Our Current Report on Form 8-K dated June 8, 2000;

         (5) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

         (6) The description of our common stock contained in our registration statement on Form 8-A filed November 15, 1999.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all shares of common stock offered hereby have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.       Description of Securities

              Not applicable.

Item 5.       Interests of Named Experts and Counsel

              Not applicable.

Item 6.       Indemnification of Directors and Officers

         Our certificate of incorporation provides that no director shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Our certificate of incorporation provides that a director or officer
(a) shall be indemnified by us against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in our right) brought against him by virtue of his position as our director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by us against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in our right brought against him by virtue of his position as our director or officer if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

         Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by us against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless we determine that the applicable standard of conduct required for indemnification has not been met. In the event of our determination that the director or officer did not meet the applicable standard of conduct required for indemnification, or if we fail to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give us notice of the action for which indemnity is sought and we have the right to participate in such action or assume the defense thereof.

         Our certificate of incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers we must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         We presently have directors and officers liability insurance for the benefit of our directors and certain of our officers.

Item 7.       Exemption From Registration Claimed

         The sales and issuances of the restricted securities to be reoffered or resold pursuant to this Registration Statement were deemed to be exempt under the Securities Act by virtue of Section 4(2) of the Securities Act relative to sales by an issuer not involving any public offering or the rules and regulations thereunder.

Item 8.       Exhibits

              The exhibits listed on the Exhibit Index are filed herewith.

Item 9.       Undertakings

         1.   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 9, 2000.

                                     CAMINUS CORPORATION


                                     By: /s/ David M. Stoner
                                        ---------------------------------------
                                     David M. Stoner
                                     President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Caminus Corporation, hereby severally constitute and appoint David M. Stoner, Mark A. Herman and James R. Burke, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Caminus Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                   Title                              Date
/s/ David M. Stoner                             President, Chief Executive                  August 9, 2000
----------------------------                    Officer and Director (Principal
David M. Stoner                                 Executive Officer)


/s/ Mark A. Herman                              Vice President, Chief Financial             August 9, 2000
----------------------------                    Officer and Treasurer (Principal
Mark A. Herman                                  Financial Officer and Principal
                                                Accounting Officer)


/s/ Anthony H. Bloom                            Director                                    August 9, 2000
----------------------------
Anthony H. Bloom


/s/ Christopher S. Brothers                     Director                                    August 9, 2000
----------------------------
Christopher S. Brothers


/s/ Nigel L. Evans                              Director                                    August 9, 2000
----------------------------
Nigel L. Evans


                                                Director                                    August  , 2000
----------------------------
Lawrence D. Gilson


/s/ Richard K. Landers                          Director                                    August 9, 2000
----------------------------
Richard K. Landers


                                                Director                                    August  , 2000
----------------------------
Brian J. Scanlan

                                  EXHIBIT INDEX

 Exhibit
 Number                             Description
--------                            -----------

4.1(1)        Specimen certificate for shares of the Registrant's common stock.

5.1           Opinion of Hale and Dorr LLP.

23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2          Consent of PricewaterhouseCoopers LLP.

24.1          Power of Attorney (included in page II-5).







------------------------------------------------------------------------------
(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-88437).